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                                                            Exhibit 19.6

                            CERTIFICATE OF SECRETARY


          The undersigned hereby certifies as follows:

          1. He is the duly elected and acting Secretary of Nicholas-Applegate Mutual Funds, a Delaware business trust (the "Trust").

          2. The following resolution was duly adopted by the Board of Trustees of the Trust at a meeting held on May 29, 1998, and is in full force and effect:

          RESOLVED, that in accordance with Rule 483(b) under the Securities Act of 1933, E. Blake Moore, Jr. is hereby authorized to sign the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments thereto, on behalf of Arthur E. Nicholas, the principal executive officer of the Trust, pursuant to a Limited Power of Attorney granted by Arthur
E. Nicholas to E. Blake Moore, Jr., and any such signature is hereby authorized, approved and ratified.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on May 29, 1998.


                              s/E. Blake Moore, Jr.
                              _____________________
                              E. Blake Moore, Jr.
                              Secretary

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            EXECUTION OF REGISTRATION STATEMENT BY POWER OF ATTORNEY

                       NICHOLAS-APPLEGATE MUTUAL FUNDS


          RESOLVED, that in accordance with Rule 483(b) under the Securities Act of 1933, E. Blake Moore, Jr. is hereby authorized to sign the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments thereto, on behalf of Arthur E. Nicholas, the principal executive officer of the Trust, pursuant to a Limited Power of Attorney granted by Arthur
E. Nicholas to E. Blake Moore, Jr., and any such signature is hereby authorized, approved and ratified.